UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 8, 2015

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

As previously reported, on August 27, 2015, Terex Corporation (“Terex” or the “Company”) announced it was conducting a consent solicitation in connection with the previously announced merger (the “Merger”) of Terex with Konecranes Plc, a Finnish public company limited by shares (“Konecranes”). As a result of Terex’s receipt of the requisite consents (the “Consents”) with respect to such consent solicitation from holders of its 6.00% Senior Notes due 2021 (the “2021 Notes”) and 6.50% Senior Notes due 2020 (the “2020 Notes” and together with the 2021 Notes, the “Notes”) to certain proposed amendments to the indentures governing the Notes, on September 8, 2015, Terex and certain subsidiaries of the Company entered into the following supplemental indentures (collectively, the “Supplemental Indentures”):

•
Supplemental Indenture to the Third Supplemental Indenture dated as of March 27, 2012 to the Senior Debt Indenture dated as of July 20, 2007, with HSBC Bank USA, National Association (“HSBC”) as trustee relating to the 2020 Notes; and

•	Supplemental Indenture to the Fourth Supplemental Indenture dated as of November 26, 2012 to the Senior Debt Indenture dated as of July 20, 2007, with HSBC as trustee relating to the 2021 Notes.

The following are the principal changes to the indentures governing the Notes that were implemented pursuant to the Supplemental Indentures:

•
the definition of “Change of Control” was amended so that the Merger does not constitute a “Change of Control” under the Supplemental Indentures and to permit Konecranes to insert one or more holding companies below or above Konecranes without triggering a “Change of Control” if such holding companies do not affect Terex’s ultimate beneficial ownership.

•
the reporting covenant was amended to permit Konecranes or another holding company that guarantees the Notes, instead of Terex (following the consummation of the Merger), to furnish the information required under each indenture and to provide that, if Konecranes or such other holding company qualifies as a foreign private issuer, then the reporting covenant will be satisfied if Konecranes or such other holding company furnishes, among other things, the information, documents and other reports applicable to foreign private issuers (provided that Konecranes or such other holding company will be required to provide quarterly reports).

The terms of the Supplemental Indentures will not become operative unless and until the remaining conditions to the consent solicitation have been satisfied or waived, including but not limited to consummation of the Merger.
The foregoing summary is qualified in its entirety by reference to the Supplemental Indentures, copies of which are filed herewith as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

HSBC and its affiliates maintain relationships in the ordinary course of business with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services.

Item 3.03. Material Modification to Rights of Security Holders

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

As a result of the receipt of the Consents, on September 8, 2015, the Company and Konecranes notified Credit Suisse Securities (USA) LLC and Credit Suisse AG (collectively, “Credit Suisse”) that it terminated the commitments of the lenders in the amount of $1.15 billion with respect to the bridge facility under the commitment letter from Credit Suisse dated August 10, 2015 (and the joinder letters from the other lenders with respect thereto) pursuant to the terms thereof.
A copy of a press release announcing the receipt of the Consents is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1    Supplemental Indenture, dated as of September 8, 2015, to the Third Supplemental Indenture dated as of March 27, 2012 to the Senior Debt Indenture dated as of July 20, 2007, with HSBC Bank USA, National Association as Trustee relating to the 6.5% Senior Notes due 2020.

4.2    Supplemental Indenture, dated as of September 8, 2015, to the Fourth Supplemental Indenture dated as of November 26, 2012 to the Senior Debt Indenture dated as of July 20, 2007, with HSBC Bank USA, National Association as Trustee relating to the 6% Senior Subordinated Notes due 2021.

99.1    Press Release of Terex Corporation issued on September 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2015

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen
Senior Vice President,
Secretary and General Counsel